                                                                      Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   A NATIONAL BANKING ASSOCIATION                       36-0899825
                                                       (I.R.S. EMPLOYER
                                                IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                 60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                             GTE NORTH INCORPORATED
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     WISCONSIN                                        35-1869961
  (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)


     600 HIDDEN RIDGE
     IRVING, TEXAS                                      75038
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         --------------------
         INFORMATION AS TO THE TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR
         SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.,
         Federal Deposit Insurance Corporation,
         Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE
         CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         ------------------------------
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.       A copy of the existing by-laws of the trustee.*

          5.       Not Applicable.

          6.       The consent of the trustee required by
          Section 321(b) of the Act.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

     8.       Not Applicable.

     9.       Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 8th of January, 1998.


                     THE FIRST NATIONAL BANK OF CHICAGO,
                     TRUSTEE

                     BY  /S/ RICHARD D. MANELLA
                             VICE PRESIDENT AND SENIOR COUNSEL






* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                January 8, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between GTE North Incorporated and the First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                             Very truly yours,

                             THE FIRST NATIONAL BANK OF CHICAGO

                             BY:   /S/ RICHARD D. MANELLA
                             VICE PRESIDENT AND SENIOR COUNSEL

                                   EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago
                        Call Date: 09/30/97  ST-BK:  17-1630 FFIEC 031

Address:                One First National Plaza, Ste 0303  Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                      C400
                                                               DOLLAR AMOUNTS IN                   -----------
                                                                 THOUSANDS             RCFD        BIL MIL THOU
                                                               -----------------       ----        -------------

ASSETS
1.   Cash and balances due from depository
     institutions (from Schedule RC-A):
     a. Noninterest-bearing balances and
      currency and coin(1)......................                                       0081           4,499,157      1.a.
     b. Interest-bearing balances(2)............                                       0071           6,967,103      1.b.
2.   Securities
     a. Held-to-maturity securities(from
      Schedule RC-B, column A)..................                                       1754                   0      2.a.
     b. Available-for-sale securities (from
      Schedule RC-B, column D)..................                                       1773           5,251,713      2.b.
3.   Federal funds sold and securities purchased
      under agreements to resell................                                       1350           5,561,976      3.

4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income
     (from Schedule RC-C).......................                RCFD 2122 24,171,565                                 4.a.
     b. LESS: Allowance for loan and lease
      losses....................................                RCFD 3123    419,216                                 4.b.
     c. LESS: Allocated transfer risk
      reserve...................................                RCFD 3128          0                                 4.c.
     d. Loans and leases, net of unearned
      income, allowance, and
      reserve (item 4.a minus 4.b and 4.c)......                                       2125           23,752,349     4.d.
5.   Trading assets (from Schedule RD-D)........                                       3545            6,238,805       5.
6.   Premises and fixed assets (including capitalized leases)                          2145              717,303       6.
7.   Other real estate owned (from Schedule RC-M)                                      2150                7,187       7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).............                                       2130               77,115       8.
 9.  Customers' liability to this bank on acceptances outstanding                      2155              614,921       9.
10.  Intangible assets (from Schedule RC-M).....                                       2143              277,105      10.
11.  Other assets (from Schedule RC-F)..........                                       2160            2,147,141      11.
12.  Total assets (sum of items 1 through 11)..                                        2170           56,108,875      12.

----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:  The First National Bank of Chicago
                      Call Date:  09/30/97
                      ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza,                       Page RC-2
                      Ste 0303
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

SCHEDULE RC-CONTINUED

                                           DOLLAR AMOUNTS IN
                                             Thousands                             BIL MIL THOU
                                           -----------------                       ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals
    of columns A and C
    from Schedule RC-E, part 1)............                       RCON 2200        21,496,468        13.a
    (1) Noninterest-bearing(1)............. RCON 6631  8,918,843                                     13.a.1
    (2) Interest-bearing................... RCON 6636 12,577,625                                     13.a.2
    b. In foreign offices, Edge and
    Agreement subsidiaries, and
    IBFs (from Schedule RC-E, part II).....                       RCFN 2200        14,164,129        13.b.
    (1) Noninterest bearing................ RCFN 6631    352,399                                     13.b.1
    (2) Interest-bearing................... RCFN 6636 13,811,730                                     13.b.2
14. Federal funds purchased and
    securities sold under agreements
    to repurchase:.........................                       RCFD 2800         3,894,469        14
15. a. Demand notes issued to the U.S. Treasury                   RCON 2840            68,268        15.a
    b. Trading Liabilities(from
     Schedule RC-D)........................                       RCFD 3548         5,247,232        15.b
16. Other borrowed money:
    a. With a remaining  maturity of one
    year or less...........................                       RCFD 2332         2,608,057        16.a
    b. With a remaining maturity of more
    than one year through three years......                            A547           379,893        16.b
    c.  With a remaining maturity of more
    than three years.......................                            A548           323,042        16.c
17. Not applicable.
18. Bank's liability on acceptance
    executed and outstanding...............                       RCFD 2920           614,921        18
19. Subordinated notes and debentures (2)..                       RCFD 3200         1,700,000        19
20. Other liabilities (from Schedule RC-G).                       RCFD 2930         1,222,121        20
21. Total liabilities (sum of items 13
    through 20)............................                       RCFD 2948        51,718,600        21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related.
    surplus................................                       RCFD 3838                 0        23
24. Common stock...........................                       RCFD 3230           200,858        24
25. Surplus (exclude all surplus related
    to preferred stock)....................                       RCFD 3839         2,989,408        25
26. a. Undivided profits and capital reserves                     RCFD 3632         1,175,518        26.a.
    b. Net unrealized holding gains
    (losses) on available-for-sale
    securities.............................                       RCFD 8434            26,750        26.b.
27. Cumulative foreign currency
    translation adjustments................                       RCFD 3284            (2,259)       27
28. Total equity capital (sum of items 23
    through 27)............................                       RCFD 3210         4,390,275        28
29. Total liabilities and equity capital
    (sum of items 21 and 28)...............                       RCFD 3300        56,108,875        29































Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
                                                                  Number
                                                                  -------
     auditors as of any date during 1996..............RCFD 6724.. N/A        M.1
                                                                  -------
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.